Exhibit 99.1

FOR IMMEDIATE RELEASE

Globalscape VP of Sales and Senior Channel Director Recognized as 2018 CRN Channel Chiefs
Fifth Consecutive Year Globalscape Named to 2018 Prestigious CRN® Channel Chief List

SAN ANTONIO – February 15, 2018 – GlobalSCAPE, Inc. (NYSE American: GSB), a worldwide leader in the secure movement and integration of data, announced today that its Vice President of Sales Mike Canavan and its Senior Channel Director Tom Fitzpatrick have been named by CRN®, a brand of The Channel Company, to its prestigious list of 2018 Channel Chiefs. The executives on this annual list represent top leaders in the IT channel who excel at driving growth and revenue in their organization through channel partners.

“The executives on CRN’s 2018 Channel Chiefs list stand out for their exceptional leadership, vision and commitment to the channel,” said Robert Faletra, Executive Chairman of The Channel Company. “These individuals deserve special recognition for their development and support of robust partner programs, innovative business strategy and significant contribution to the overall health of a vigorously growing channel. We applaud each Channel Chief’s impressive record of accomplishments and look forward to their future successes.”

Channel Chief honorees are selected by CRN’s editorial staff on the basis of their professional achievements, standing in the industry, dedication to the channel partner community, and strategies for driving future growth and innovation. Each of the 2018 Channel Chiefs has demonstrated loyalty and ongoing support for the IT channel by consistently promoting, defending and executing outstanding channel partner programs.

“For the fifth consecutive year, Globalscape is proud to be named to the CRN Channel Chief list, with two of our biggest channel advocates being recognized as 2018 Channel Chiefs,” said Matt Goulet, CEO of Globalscape. “Both Mike and Tom provide exceptional service and support to our channel partners, and work tirelessly to help our partners achieve success in growing their business with Globalscape. Their passion, dedication, channel expertise and leadership skills are key to our channel success. We are thrilled to be recognized once again by CRN as channel leaders.”

In 2017, Globalscape introduced numerous progressive changes to our Partner Program, including Express Deal Registration, an expanded MDF Program, Renewal Rewards, a new Partner Portal and expansion of our International Partner Program. Globalscape has also rolled out cloud-based, Software-as-a-Service offerings that allow partners to increase service revenues and add significant value to their customers.

“Globalscape’s ongoing growth and market penetration underscore the value of our channel partners and the IT channel community,” said Mike Canavan, Globalscape Vice President of Sales. “Tom and I are honored to have been recognized by CRN as channel leaders, and together with our channel partners, will continue to provide ongoing support and loyalty to the IT channel with superior products and outstanding channel partner programs.”

The 2018 CRN Channel Chiefs list, including the 50 Most Influential Channel Chiefs, is featured online at www.crn.com/channelchiefs and will appear in the February 2018 issue of CRN.

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About Globalscape
Globalscape, Inc. (NYSE MKT: GSB) is a pioneer in securing and automating the movement and integration of data seamlessly in, around and outside your business, between applications, people and places, in and out of the cloud.  Globalscape provides cloud services that automate your work, secure your data and integrate your applications – while giving visibility to those who need it. Globalscape makes business flow brilliantly.  For more information, visit http://www.globalscape.com or follow the blog and Twitter updates.

About The Channel Company
The Channel Company enables breakthrough IT channel performance with our dominant media, engaging events, expert consulting and education and innovative marketing services and platforms. As the channel catalyst, we connect and empower technology suppliers, solution providers and end users. Backed by more than 30 years of unequalled channel experience, we draw from our deep knowledge to envision innovative new solutions for ever-evolving challenges in the technology marketplace. www.thechannelco.com
CRN is a registered trademark of The Channel Company, LLC. All rights reserved.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2016 fiscal year, filed with the Securities and Exchange Commission on March 27, 2017.

Globalscape Press Contact
Emily Eldridge
 SHIFT Communications
(512) 792-2544
globalscape@shiftcomm.com

The Channel Company Contact
Melanie Turpin
The Channel Company
508.416.1195
mturpin@thechannelco.com